UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 3, 2025
NET POWER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40503	98-1580612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Roney St., Suite 200 Durham, North Carolina	27701
(Address of principal executive offices)	(Zip Code)
(919) 287-4750
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NPWR	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	NPWR WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 6, 2025, it was determined that Kelly Rosser will no longer serve as Chief Accounting Officer of Net Power Inc. (the “Company”), effective as of June 15, 2025 (the “Effective Date”). In connection with her departure, the Company expects to pay Ms. Rosser an amount equal to six months of her salary plus her pro-rated annual bonus for 2025 under the Company’s short-term incentive plan. The Company will also pay for six months of Consolidated Omnibus Budget Reconciliation Act continuation of Ms. Rosser’s healthcare premium coverage. Further, 41,743 outstanding restricted stock units subject to time-based vesting conditions held by Ms. Rosser will vest as of the Effective Date.

Also on June 6, 2025, the Company appointed Caleb Van Dolah as the Company’s principal accounting officer, effective as of June 15, 2025. Mr. Van Dolah, 42, has served as Controller of the Company since May 2024. From September 2022 to March 2024, Mr. Van Dolah served as Controller of Urban Grid Solar Projects, LLC, an independent power producer and portfolio company of Brookfield Renewable Partners L.P., where he led the accounting and financial reporting functions of the company. From January 2022 to August 2022, Mr. Van Dolah served as a Director in the Accounting Advisory Services practice of Grant Thornton LLP, where he assisted clients with technical accounting matters. From August 2020 to November 2021, Mr. Van Dolah served as Director of Accounting at Avelo Airlines, Inc., a startup domestic passenger airline, where he was responsible for all aspects of accounting and financial reporting. From November 2015 to July 2020, Mr. Van Dolah served in roles of increasing responsibility in the audit practice of Moss Adams LLP, primarily serving startup to middle market clients across various industries. From July 2014 to September 2015, Mr. Van Dolah served as Director of Financial Reporting for Seventy Seven Energy, Inc., where he was responsible for financial reporting and technical accounting following spin-off from Chesapeake Energy Corporation. From April 2010 to June 2014, Mr. Van Dolah held various accounting and financial reporting roles of increasing responsibility at Chesapeake Energy Corporation. Mr. Van Dolah began his career in the audit practice of Grant Thornton LLP. Mr. Van Dolah holds a Bachelor of Business Administration degree in Accounting and a Master of Science degree in Accounting from Oklahoma State University. He is a Certified Public Accountant in Texas, California, and Oklahoma.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 3, 2025. For more information on the following proposals submitted to stockholders, see the Company’s definitive proxy statement dated April 24, 2025. Below are the final voting results.

Proposal No. 1 - Election of Directors

The following three individuals were elected to the Company’s Board of Directors to serve as Class II directors until the Company’s 2028 annual meeting of stockholders and until their successors have been duly elected and qualified.

Name            Votes For     Votes Withheld        Broker Non-Votes
Jeff Bennett        170,966,039    370,290            7,956,868
Kyle Derham        166,886,791    4,449,538        7,956,868
Alejandra Veltmann    170,938,023    398,306            7,956,868
Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified.

Votes For        Votes Withheld        Votes Abstained
178,794,888        472,830            25,479

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 6, 2025	NET POWER INC.

		By:	/s/ Daniel J. Rice IV
		Name:	Daniel J. Rice IV
		Title:	Chief Executive Officer